EXHIBIT 99.1

Contact:

Lea-Anne Matsuoka

877-723-2878

investorrelations@raesystems.com

RAE SYSTEMS REPORTS RECORD FIRST QUARTER RESULTS

Company Posts Third Consecutive Profitable Quarter with 61% Growth

SUNNYVALE, Calif. – April 30, 2003 – RAE Systems, (OTC BB: RAEE.OB) a leading provider of hazardous environment detection solutions for homeland defense, today announced its financial results for the first quarter ended March 31, 2003.

For the quarter, RAE Systems reported total revenues of $7.3 million compared to revenues of $4.5 million in the first quarter of 2002, an increase of 61%. Worldwide consolidated net profit was $775,000 or two cents per share, compared to a net loss of $179,000 for the same quarter in 2002. The growth in revenue was due to a significant increase in government sales, particularly for homeland security. RAE also experienced a substantial gain in Europe and Asia for the monitoring of toxic gases in confined space entry.

“We are pleased with our performance this quarter, and we continue to execute to plan as we support the growing demand for homeland security technologies that provide pervasive sensing,” said Robert I. Chen, president and CEO of RAE Systems. “Our growth is being driven by a variety of markets and applications, from cargo ports and first responders to military, government agencies and private industry. In each case, the need for hazardous environment detection, whether chemical or radiological, is paramount in protecting lives and assets.”

Highlights of the first quarter include:

–

New York State purchase of 150 RAE Systems monitors. State and county task force teams for homeland security response will use MultiRAE monitors as part of their 75 standardized incident response trailers. Should a terrorist attack or hazardous materials event occur, the trailers can be easily moved to the location. The MultiRAE Plus is a handheld, five-gas monitor that provides the most complete first responder protection in hazardous environments. It simultaneously reads and displays carbon monoxide (CO), volatile organic compounds (VOCs), combustible gas levels, oxygen and toxic gases, which saves money on multiple monitors, training and maintenance costs.

–	RAE Systems expanded its product line by launching personal radiation detectors. Designed as front line security devices, the GammaRAE and NeutronRAE provide real time detection of radiation sources. Unlike dosimeters, which provide weighted averages over a period of time, the GammaRAE and NeutronRAE deliver instantaneous feedback to front line homeland defense personnel such as border guards, coastal defense forces and cargo port screeners.

–	RAE Systems received its 17th patent for “Non-Dispersive Infrared Gas Sensor Technology.” The technology is deployed in the MultiRAE IR gas detector, a handheld, five-gas monitor with the capability to simultaneously read and display carbon dioxide (CO2), volatile organic compounds (VOCs), combustible gas levels, oxygen and toxic gases, as well as in the AreaRAE-IAQ, a wireless gas monitor incorporating both NDIR and PID technologies for indoor air quality (IAQ) measurement. It combines VOC measurement with traditional IAQ parameters like temperature, humidity, CO2 and carbon monoxide (CO) in a single package.

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About RAE Systems

RAE Systems Inc. is the leader in rapidly deployable sensing networks for homeland defense and a leading manufacturer of portable, wireless and fixed atmospheric monitors, photo-ionization detectors, radiation detectors, gas detection tubes, sampling pumps and security monitoring devices. Our customers use our products to monitor gas and other volatile organic compounds in confined spaces, to establish a perimeter security around hazardous material sites and to detect the illicit traffic of radio active materials. RAE Systems’ customers operate in such industries as safety and security, oil and gas, pharmaceuticals, utilities, food, chemical, airlines, military and hazardous material storage and disposal, and its monitors are used in civilian and government atmospheric monitoring programs in over 50 countries. For more information about RAE Systems, please visit www.RAESystems.com.

Safe Harbor Statement

This press release contains “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are denoted by such words as “continue to execute to plan”, “growing demand”, and “will use”. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors and receptiveness of the market to RAE and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.

TABLES

Condensed Consolidated Balance Sheets

	March 31, 2003	December 31, 2002
	(Unaudited)
Assets

Current Assets:
Cash and cash equivalents	$7,382,200	$7,193,500
Accounts receivable, net of allowance for doubtful accounts of $175,700 and $175,700, respectively	3,398,900	2,475,700
Inventories	3,526,600	3,176,400
Prepaid expenses and other current assets	461,600	402,000
Deferred income taxes	528,800	528,800

Total Current Assets	15,298,100	13,776,400

Property and Equipment, net	1,956,200	2,026,800
Deposits and Other Assets	103,700	81,800
Investment in Unconsolidated Affiliate	718,800	784,700

	$18,076,800	$16,669,700

Liabilities and Shareholders’ Equity

Current Liabilities:
Accounts payable	$1,476,600	$942,400
Accounts payable to affiliate	744,600	757,900
Accrued expenses	1,676,600	1,689,700
Income taxes payable	1,767,400	1,726,200
Current portion of deferred revenue	109,100	149,700
Current portion of capital lease obligations	159,600	159,600

Total Current Liabilities	5,933,900	5,425,500

Deferred Revenue, net of current portion	31,100	—
Capital Leases Obligations, net of current portion	54,900	107,300
Deferred Income Taxes	277,200	277,200

Total Liabilities	6,297,100	5,810,000

Commitments and Contingencies

Shareholders’ Equity:
Common stock, $0.001 par value; 200,000,000 shares authorized; 45,812,764 and 45,516,675 shares issued and outstanding, respectively	45,800	45,500
Additional paid-in capital	17,583,900	17,955,800
Deferred compensation	—	(516,600)
Accumulated deficit	(5,850,000)	(6,625,000)

Total Shareholders’ Equity	11,779,700	10,859,700

	$18,076,800	$16,669,700

See accompanying notes to condensed consolidated financial statements.

Condensed Consolidated Statements of Operations

	Three months ended March 31,
	2003	2002
	(Unaudited)	(Unaudited)

Net Sales	$7,339,400	$4,545,300

Cost of Sales	2,912,800	2,024,800

Gross Margin	4,426,600	2,520,500

Operating Expenses:
Sales and marketing	1,470,100	1,073,300
Research and development	706,000	594,000
General and administrative	1,187,600	845,200
Legal fees and settlement costs	88,600	77,900

Total Operating Expenses	3,452,300	2,590,400

Operating Income (Loss)	974,300	(69,900)

Other Income (Expense):
Interest income	9,400	14,100
Interest expense	(8,500)	(59,500)
Other, net	1,100	(2,400)
Equity in loss of unconsolidated affiliate	(65,900)	(61,300)

Total Other Income (Expense)	(63,900)	(109,100)

Income (Loss) Before Income Taxes	910,400	(179,000)
Income Taxes	(135,400)	—

Net Income (Loss)	$775,000	$(179,000)

Basic Earnings (Loss) Per Common Share	$0.02	$(0.01)

Diluted Earnings (Loss) Per Common Share	$0.02	$(0.01)

Weighted-average common shares outstanding	45,637,578	25,544,312
Stock Options	1,397,375	—

Diluted weighted-average common shares outstanding	47,034,953	25,544,312

See accompanying notes to condensed consolidated financial statements.

Condensed Consolidated Statements of Cash Flows

	Three months ended March 31,
	2003	2002
	(Unaudited)	(Unaudited)
Increase (Decrease) in Cash and Cash Equivalents

Cash Flows From Operating Activities:
Net Income (Loss)	$775,000	$(179,000)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	186,600	121,400
Provision for doubtful accounts	—	(22,400)
Inventory reserve	43,000	—
Compensation expense	125,000	—
Amortization of deferred compensation	—	49,200
Equity in loss of unconsolidated affiliate	65,900	61,300
Deferred income taxes	—	(146,700)
Changes in operating assets and liabilities, net of effects of deconsolidation:
Accounts receivable	(923,200)	78,600
Inventories	(393,200)	(57,800)
Prepaid expenses and other current assets	(59,600)	(44,700)
Accounts payable	534,200	705,600
Accounts payable to affiliate	(13,300)	(2,500)
Accrued expenses	(13,100)	39,500
Income taxes payable	41,200	—
Deferred revenue	(9,500)	(42,200)

Net Cash Provided by Operating Activities	359,000	560,300

Cash Flows From Investing Activities:
Cash relinquished in deconsolidation	—	(878,300)
Investment in affiliate	—	(500,000)
Acquisition of property and equipment	(116,000)	(73,000)
Deposits and other	(21,900)	(149,600)

Net Cash Used In Investing Activities	(137,900)	(1,600,900)

Cash Flows From Financing Activities:
Proceeds from the issuance of common stock	20,000	200
Payment on capital lease obligation	(52,400)	(32,100)

Net Cash Used In Financing Activities	(32,400)	(31,900)

Net Increase (Decrease) in Cash and Cash Equivalents	188,700	(1,072,500)
Cash and Cash Equivalents, beginning of period	7,193,500	3,742,600

Cash and Cash Equivalents, end of period	$7,382,200	$2,670,100

Supplemental Disclosure of Cash Flow Information:
Cash Paid:
Income taxes	$100,000	$146,700
Interest	$8,500	$49,500
Noncash Inventory and Financing Activities:
Capital leases entered into for equipment	$—	$160,400

See accompanying notes to condensed consolidated financial statements.